Exhibit T3B-3

Bylaws

of

CARIBBEAN CABLE TELEVISION HOLDINGS, LTD.

a Corporation Formed Under the
Nevis Business Corporation Ordinance 1984,
as amended (the “Ordinance”)

As Adopted on

August 14, 1987

Article I

OFFICES

The registered office of the Corporation shall be located at Charlestown, Nevis.

The Corporation may have such other office or offices at such other places outside of Nevis as the Board of Directors may designate or the business of the Corporation may require from time to time.

Article II

SHAREHOLDERS

Part 1. Annual Meeting: The annual meeting of the shareholders shall be held on a date and time to be determined by the Board of Directors at the registered office of the Corporation listed in Article I hereof or at such other time, on such other day or at such other place as the Board of Directors may fix for the purpose of electing Directors and of transacting such other business as may properly come before the meeting.

Part 2. Special Meetings: Special meetings of shareholders may be called for any purpose or purposes unless otherwise prescribed by statute at any time by the President or Managing Director. Special meetings of the shareholders must be called (a) by any officer when ordered by the Board of Directors or (b) by the President, Managing Director, Secretary or Assistant Secretary whenever requested in writing to do so by shareholders owning at least one-tenth of all the outstanding shares of the Corporation entitled to vote at such meeting. If called pursuant to subsection (b) above, the request shall state the purpose or purposes of the proposed special meeting and the officer calling the meeting shall schedule the meeting within the time specified in the Ordinance. Special meetings shall be held at such place and on such date and time as may be designated in the notice thereof by the officer of the Corporation calling any such meeting. If no place is so designated, it shall be at the registered office of the Corporation listed in Article I hereof. The business transacted at any special meeting shall be limited to the purposes stated in the notice and any matters incidental thereto.

Part 3. Notice of Meetings to Shareholders of Record: Notice in writing of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, shall state the date, hour and place thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued and the purpose of the meeting. Such notice shall be in writing and given personally or sent by mail, telegraph, cablegram, telex, teleprinter or other written transmission at least fifteen but not more than sixty days before the date of the meeting, to each shareholder of record entitled to vote at such meeting and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his shares appraised if such action were taken. If mailed, notice shall be deemed to have been delivered when deposited in the mail, postage prepaid and directed to the shareholder at his address as it appears on the record of shareholders of the Corporation or at such other address which the shareholder has notified to the Secretary. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him.

Part 4. Notices of Shareholders’ Meetings and other Actions to Holders of Bearer Shares: Written notices of shareholders’ meetings and notices of other actions shall be given to holders of bearer shares in one of the following manners: (a) by delivery or by mail to any bearer shareholder whose address or whereabouts is known to the Corporation, or (b) to any bearer shareholder, in person, who displays or produces the share certificate to an authorized representative of the corporation, or (c) to any bank, brokerage firm or other financial institution which is known by the Corporation to be a custodian of bearer certificates or, if notice cannot be given in the manner provided under (a), (b) or (c), then by publication in a newspaper of wide circulation in the country of presumed residence of bearer shareholders. If mailed, notice shall be deemed to have been delivered when deposited in the mail, postage prepaid and addressed to the shareholder in accordance with the provisions of this Part 4. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him.

Part 5. Quorum: Unless otherwise provided by the Ordinance, at any meeting of shareholders a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is not present, a majority of those shares present, in person or by proxy, shall have power to adjourn any meeting until a quorum shall be present. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders and any such withdrawing shareholders shall be counted in determining the number of shares represented at such meeting.

Part 6. Voting: Providing a quorum is present, and unless otherwise expressly provided by the Ordinance, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders. At any meeting of shareholders each shareholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share, and may exercise this voting right either in person or by proxy. Any action permitted or required to be taken at a meeting may be taken without such meeting provided a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Part 7. Fixing of Record Date: For the purposes of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, or shareholders entitled to receive payment of any dividend, or for any other proper purpose, the Board of Directors may fix a time (the “Record Date”). The Record Date shall be not more than sixty nor less than fifteen days prior to (a) the date of any meeting of shareholders, or (b) the last day on which the consent or dissent of shareholders may be expressed for any purpose without a meeting. The Record Date shall be the time as of which shareholders entitled to notice of and to vote at such a meeting (or whose consent or dissent is required or may be expressed) shall be determined, and all persons who were holders of record of voting shares at the Record Date shall be entitled to notice of and to vote at such meeting (or to express their consent or dissent, as the case may be). The Board of Directors may fix a time not exceeding sixty days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a Record Date for the determination of the shareholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.

Part 8. Proof of Bearer Shareholder’s Status in General and at Shareholders’ Meetings: A holder of bearer shares shall establish his status as shareholder for any purpose, including attendance and voting at shareholders’ meetings but not including payment of dividends, in one of the following manners: (a) by presenting or producing the share certificate or (b) by depositing the share certificate in a bank, brokerage firm or other financial institution, as shall be specified in a notice to bearer shareholders, and producing an instrument to that effect executed by an officer of such institution or (c) in such other manner stated in a notice to bearer shareholders which shall adequately establish the status of bearer shareholders to the satisfaction of the authorized officers of the Corporation. For payment of dividends, a bearer shareholder shall establish his status in the manner set forth in Article VII, Part 2 of these bylaws.

Part 9. Proxy of Shareholder: A shareholder may act by proxy in accordance with Section 65 of the Ordinance or any successor thereto.

Article III

DIRECTORS

Part 1. Number and Qualifications: The business affairs of the Corporation and all corporate powers shall be managed by a Board of Directors consisting of such number of Directors as are determined by a resolution of the shareholders or a resolution of the Board of Directors. The number of Directors may be changed from time to time by a resolution of the shareholders or a resolution of the Board of Directors; provided, however, that the entire Board shall consist of not less than three Directors unless all shares of the Corporation are held by fewer than three shareholders, in which case the number of Directors may not be fewer than the number of shareholders. Directors may be natural persons, or corporations, of any nationality and need not be residents of Nevis or shareholders of the Corporation.

Part 2. Alternate Directors: At any annual shareholders’ meeting, the shareholders may elect a person or persons to act as Directors in the alternative to designated persons elected as Directors of the Corporation (hereinafter referred to as “Alternate Directors”) or may authorize the Directors for the time being in office to appoint such Alternate Directors and any person so appointed shall have all the rights and powers of the Director for whom he is appointed in the alternative, save that he shall not be entitled to attend and vote at any meeting of the Directors otherwise than in the absence of such Director. Where an Alternate Director has been appointed for any Director, such Director shall promptly notify such Alternate Director of the time and place of any meeting which such Director will not attend. Unless otherwise provided in the resolution appointing each Alternate Director, where an Alternate Director and a proxy for the same Director are both actively assuming rights or duties of such Director, the status of the proxy shall be superior.

Part 3. Election of Directors: Except as otherwise provided in the Ordinance or in these bylaws, the Directors (other than the first Board of Directors if named in the Articles of Incorporation or appointed by the incorporators) shall be elected at each annual meeting of shareholders. Each Director and Alternate Director, if any, shall be elected to serve until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office.

Part 4. Removal: Any one or all of the Directors and Alternate Directors, if any, may be removed with or without cause by a vote of the shareholders. Any Directors or Alternate Directors may be removed for cause by action of the Board.

Part 5. Vacancies: All vacancies occurring by death, resignation, creation of new directorships, failure of the shareholders to elect the whole Board at any annual election of Directors or for any other reason, except removal without cause, may be filled either by the vote of a majority of the remaining Directors, although less than a quorum, at any regular meeting of the Board or a special meeting called for that purpose, or by vote of the shareholders. Vacancies occurring by removal of Directors or Alternate Directors without cause may be filled only by vote of the shareholders.

Part 6. Regular Meetings: Regular meetings of the Board of Directors may be held without notice if the time and place thereof are designated by resolution of the Board in advance of such meetings and if any Directors and Alternate Directors, if any, not present when such resolution is passed are given notice of the resolution. Any proper business may be transacted at any regular meeting.

Part 7. Special Meetings: Special meetings of the Board of Directors may be called from time to time by the President or the Managing Director, or by any other officer of the Corporation who is also a Director. In addition, the President or the Managing Director or the Secretary shall promptly call a special meeting of the Board upon written request directed to any of them by any two Directors, which request must state the purpose of such special meeting. Special meetings of the Board shall be held on such date, at such time and place and for such purposes as may be designated in the notice thereof by the officer calling the meeting pursuant to this Part.

Part 8. Notice of Special Meetings: Notice in writing of the date, time and place of any special meeting of the Board of Directors shall be given to each Director at least forty-eight hours prior to such meeting, unless the notice is delivered in person, in which case it shall be given at least twenty-four hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a Director if given to him personally or if such notice be delivered to such Director by mail, telegraph, cablegram, telex, teleprinter or other written communication to his last known address. Notice of a meeting need not be given to any Director who submits a signed waiver before or after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him.

Part 9. Quorum: A quorum for transaction of business shall consist of a majority of the entire Board of Directors, present in person or by Alternate Director or proxy or conference telephone or video.

Part 10. Voting: The vote of the majority of the Directors, present in person or by Alternate Director or proxy or conference telephone or video, at a meeting at which a quorum is present shall be the act of the Directors. Any action required or permitted to be taken at a meeting may be taken without a meeting if all Directors or their proxies consent thereto in writing. Alternate Directors may not act as Directors for the purpose of taking action without a meeting unless they also have a written proxy from the Director for whom they are acting.

Part 11. Compensation of Directors and Members of Committees: From time to time the Board may, in its discretion, fix the amounts which shall be payable to its members, to Alternate Directors and to members of any committee, for attendance at the meetings of the Board, or of such committee, and for services rendered to the Corporation.

Part 12. Proxy of Director: Any Director or Alternate Director may appoint a proxy by an instrument in writing to act in his behalf for the purpose of exercising his powers and duties.

Article IV

COMMITTEES

Part 1. Executive Committee and Other Committees: The Board of Directors may, by resolutions passed by a majority of the entire Board, appoint from among its members an executive committee, which shall have, to the extent provided in said resolution or resolutions and permitted by law, the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have the power to authorize one of its members or any corporate officer or agent to affix the seal to any corporate documents or instruments. In addition, the Board of Directors may, by resolution passed by a majority of the entire Board, appoint from among its members other committees, each of which shall perform such functions and have such authority and powers as shall be delegated to it by said resolution or resolutions, except that only the executive committee may have and exercise the powers of the Board of Directors. Members of the executive committee and any other committee shall hold office for such period as may be prescribed by the vote of a majority of the entire Board of Directors. Committees may adopt their own rules of procedure and may meet at predetermined times or on such notice as they may from time to time determine. Each committee shall keep a record of its proceedings and report the same to the Board when required. Alternate Directors may not be appointed to such committees, but may act for the Director for whom they are an alternate in exercising the powers and duties of such Director if such Director is not available in person or by proxy and if such Alternate Director is not specifically prohibited from so acting by a properly adopted resolution of the Board of Directors or the shareholders.

Article V

OFFICERS

Part 1. Election and Removal: The Board of Directors shall elect as officers (a) a President, Secretary and Treasurer, or (b) a Managing Director and Secretary, and (c) such other officers as it may deem desirable or necessary to carry on the business of the Corporation. Officers may be of any nationality and may be, but are not required to be, citizens or residents of Nevis. The Managing Director is required to be a Director. Any other officers may be, but are not required to be, Directors. All officers must be natural persons except the Secretary, which may be a corporation. Any two or more offices may be held by the same person.

The Officers shall be elected annually by the Board of Directors at its first meeting following the annual election of Directors or as soon thereafter as possible. The salaries of officers, if any, and any other compensation paid to them shall be fixed from time to time by the Board of Directors. Each officer shall hold office until the first meeting of the Board of Directors following the next annual election of Directors and until his successor shall have been duly elected and qualified, except in the event of the earlier termination of his term of office through death, resignation, removal or otherwise. Any officer may be removed by the Board at any time with or without cause and without notice or hearing. Any vacancy in an office or any newly created office may be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting.

Part 2. President or Managing Director: The President or Managing Director shall be the chief executive officer of the Corporation, and shall be responsible for the general management of the affairs of the Corporation and shall have the powers and duties usually incident to such office, except as specifically limited by appropriate resolution of the Board of Directors. He shall also have such other powers and perform such other duties as may be signed to him by the Board of Directors. He shall preside at all meetings of shareholders at which he is present and, if he is a Director, at all meetings of the Directors.

Part 3. Treasurer: The Managing Director or, if there shall be no Managing Director, the Treasurer shall be responsible for the care and custody of the funds, securities, and other valuable effects of the Corporation and shall cause the same to be deposited in the name of the Corporation in such depositories as the Board of Directors may designate. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall have supervision over the accounts and all receipts and disbursements of the Corporation, shall render or cause to be rendered financial statements of the Corporation whenever required by the board, shall have the powers and perform the duties usually incident to the office of Treasurer, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

Part 4. Secretary: The Secretary shall act as Secretary of all meetings of the shareholders and, if he is a Director, at all meetings of the Board of Directors at which he is present and shall record the minutes of all proceedings in a book kept for that purpose. He shall be the custodian of the corporate records and the corporate seal and shall have all powers and duties usually incident to the office of Secretary and such other powers and duties as may be assigned to him by the Board of Directors. If the Secretary is a Corporation, the duties of the Secretary may be carried out by any duly authorized representative of such corporation.

Part 5. Other Officers: Officers other than those treated in Sections 2 through 4 of this Article shall exercise such powers and perform such duties as may be assigned to them by the Board of Directors.

Part 6. Bond: The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may deem advisable.

Article VI

SHARE CERTIFICATES

Part 1. Form and Issuance: The shares of the Corporation shall be represented by certificates issued in numerical order and meeting the requirements of the Ordinance and the Articles of Incorporation and approved by the Board of Directors. Certificates shall be signed by (a) the President, Managing Director, or a Vice-President, and (b) by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee.

Part 2. Transfer: The Board of Directors shall have power and authority to make such rules and regulations not inconsistent with the Articles of Incorporation or the Ordinance as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation’s stock, and may appoint transfer agents and registrars thereof.

Part 3. Loss of Stock Certificates: The Board of Directors may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost or destroyed, upon the submission of an affidavit to that effect by the person claiming ownership of the lost or destroyed certificate. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate to give the Corporation a bond in such form and for such sum as the Board may direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Article VII

DIVIDENDS

Part 1. Declaration and Form: Dividends may be declared in conformity with law by, and at the discretion of, the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, stock or other property of the Corporation.

Part 2. Payment of Dividends to Holders of Bearer Shares: Dividends shall be paid to holders of bearer shares in one of the following manners: (a) by mail to any bearer shareholder whose address is known to the Corporation, or (b) in person to any bearer shareholder who displays or produces the share certificate to an authorized representative of the Corporation, or (c) to any bank, brokerage firm or other financial institution which is known by the Corporation to be a Custodian of bearer certificates, or (d) to any person surrendering to the Corporation bearer coupons, if any, attached to the bearer share certificates, or (e) in any other manner satisfactory to the authorized officers of the Corporation which shall adequately assure payment of the dividends to bearer shareholders, including but not limited to the establishment of escrow accounts for dividends payable to bearer shareholders whose addresses are unknown.

Article VIII

CORPORATE SEAL

Part 1. The seal of the Corporation, if any, shall bear the name of the Corporation and such other appropriate legend as the Board of Directors may from time to time determine. The corporate seal may be affixed by any officer or agent of the Corporation who is properly authorized by the Board of Directors to do so, including any properly authorized member of a committee formed under Article IV, Part 1 of these bylaws.

Article IX

FISCAL YEAR

Part 1. The fiscal year of the Corporation shall be such period of twelve consecutive months as the Board of Directors may by resolution designate.

Article X

AMENDMENTS TO BYLAWS

Part 1. By the Shareholders: These bylaws may be amended, added to, altered or repealed or new bylaws may be adopted, at any meeting of shareholders of the Corporation at which a quorum is present by the affirmative vote of the holders of a majority of the shares represented at such meetings; provided, however, that notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of said meeting.

Part 2. By the Directors: If the Articles of Incorporation or a bylaw adopted by the shareholders so provide, these bylaws may be amended, added to, altered or repealed, or new bylaws may be adopted, at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the entire Board, subject, however, to the power of the shareholders to alter, amend or repeal any such bylaw.

Article XI

INDEMNIFICATION

The Corporation shall indemnify any person serving as a Director or officer of the Corporation to the full extent permitted or required in Section 56(1), (2) or (3) of the Ordinance or any successor to such Section.